As filed with the Securities and Exchange Commission on January 11, 2007
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

ZIPREALTY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3319956 (I.R.S. Employer Identification Number)

2000 Powell Street, Suite 300 Emeryville, CA 94608 (Address of principal executive offices) (Zip Code)

2004 Equity Incentive Plan
(Full title of the plans)

Richard F. Sommer
Chief Executive Officer
2000 Powell Street, Suite 300
Emeryville, California 94608
(510) 735-2600
(Name and address including zip code and telephone number,
including area code, of agent for service)

Copy to:

Karen A. Dempsey, Esq. Heller Ehrman LLP 333 Bush Street San Francisco, California 94104 (415) 772-6000	Karen B. Seto, Esq. Vice President, General Counsel and Secretary ZipRealty, Inc. 2000 Powell Street, Suite 300 Emeryville, CA 94608 (510) 735-2600
Calculation of Registration Fee

Proposed Maximum
		Aggregate	Proposed Maximum
Title of Securities to	Amount to be	Offering Price	Aggregate	Amount of
be Registered	Registered (1)	Per Share	Offering Price	Registration Fee
Common Stock available for issuance, par value $0.001 per share	864,905	$7.495(2)	$6,482,463(2)	$693.63

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended solely for the purpose of calculating the registration fee on the basis of $ per share, which represents the average of the high and low prices of the Common Stock reported on the Nasdaq National Market for January 9, 2007.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
GENERAL INSTRUCTION E INFORMATION
     This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on November 18, 2004, File No. 333-120606, and on January 10, 2006, File No. 333-130941, are each hereby incorporated by reference.
INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents filed by the Registrant with the SEC are incorporated in this Registration Statement by reference as of their respective dates:
(a)	The Registrant’s Annual Report on Form 10-K (File No. 000-51002) for the fiscal year ended December 31, 2005, filed on March 16, 2006.
(b)	The Registrant’s Definitive 14A Proxy Statement (File No. 000-51002), filed on April 13, 2006.
(c)	The Registrant’s Quarterly Reports on Form 10-Q (File No. 000-51002) for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 (File No. 000-51002), filed on May 10, 2006, August 9, 2006 and November 9, 2006, respectively.
(d)	The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A (File No. 000-51002), filed on October 26, 2004.
     All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.   Exhibits.

Exhibit
Number	Description

4.4(1)	2004 Equity Incentive Plan

5.1	Opinion of Heller Ehrman LLP as to the legality of the securities being registered

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Heller Ehrman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on page 3)
(1) Incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-115657)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Emeryville, state of California, on January 10, 2007.

ZIPREALTY, INC.
By:	/s/ Richard F. Sommer
Richard F. Sommer
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard F. Sommer and David A. Rector, and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto in all documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard F. Sommer Richard F. Sommer	Chief Executive Officer and Director (Principal Executive Officer)	January 10, 2007

/s/ David A. Rector David A. Rector	Senior Vice President, Controller, Chief Accounting Officer and Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 10, 2007

/s/ Ronald C. Brown Ronald C. Brown	Director	January 10, 2007

/s/ Marc L. Cellier Marc L. Cellier	Director	January 10, 2007

Elisabeth DeMarse	Director	January ___, 2007

/s/ Robert C. Kagle Robert C. Kagle	Director	January 10, 2007

/s/ Stanley M. Koonce, Jr. Stanley M. Koonce, Jr.	Director	January 10, 2007

/s/ Donald F. Wood Donald F. Wood	Director	January 10, 2007

Index to Exhibits

Exhibit
Number	Description

4.4(1)	2004 Equity Incentive Plan

5.1	Opinion of Heller Ehrman LLP as to the legality of the securities being registered

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Heller Ehrman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on page 3)
(1) Incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-115657).

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